UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019 (September 30, 2019)
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225		20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement
On September 30, 2019, Alon USA, LP (“Alon”) exercised its first renewal option (the “Renewal”) under the Pipelines and Terminals Agreement dated February 28, 2005 by and between Holly Energy Partners, L.P. (“HEP”) and Alon (as supplemented and amended, the “Agreement”) for an additional five year period beginning April 1, 2020, but only with respect to the following refined product pipelines: the Abilene Pipeline (Big Spring, Texas to Abilene, Texas (6”)), the Fin-Tex Pipeline (Midland, Texas to Orla, Texas) and the Dyess Pipeline (Abilene, Texas to the Dyess Air Force Base), and only with respect to the following refined product terminals: the Abilene, Texas terminal and the Orla, Texas terminal. With respect to the refined product pipelines and refined product terminals that were not subject to the Renewal and which currently account for approximately half of HEP’s annual revenues and distributable cash flow from Alon, the Agreement terminates as of March 31, 2020. In light of such development, HEP will explore other potential options with respect to the pipeline and terminal assets that were not subject to the Renewal.

Forward-looking Statement:

The statements in this Form 8-K relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on HEP’s beliefs and assumptions and those of HEP’s general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although HEP and its general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither HEP nor its general partner can give assurance that HEP’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on HEP’s pipelines and/or terminalled, stored and throughput in HEP’s terminals;

•	the economic viability of HollyFrontier Corporation, Delek US Holdings, Inc. and HEP’s other customers;

•	the demand for refined petroleum products in markets HEP serves;

•	HEP’s ability to purchase and integrate future acquired operations;

•	HEP’s ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing HEP’s pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	HEP’s operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist or cyber attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in HEP’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, HEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.

By:     HEP Logistics Holdings, L.P.
    its General Partner

By:    Holly Logistic Services, L.L.C.
its General Partner

By:     /s/ Richard L.Voliva III
Richard L. Voliva III
Executive Vice President and
Chief Financial Officer

Date: October 4, 2019